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                                                                    EXHIBIT 99.1


CONTACT: THOMAS W. ZAUCHA, PRESIDENT & CEO
         NORTHSTAR HEALTH SERVICES, INC.
         (724) 465-3200

         OR

         JAMES R. MARTIN, CFO AND TREASURER
         NORTHSTAR HEALTH SERVICES, INC.
         (724) 465-3215


         FOR IMMEDIATE RELEASE


                    NORTHSTAR HEALTH SERVICES, INC. ANNOUNCES
                    UPDATED TIMETABLE FOR MERGER TRANSACTION

INDIANA, PA - JUNE 30, 2000 - Northstar Health Services, Inc. (OTCBB:NSTR) (the "Company") announced today that the closing of the proposed merger between the Company and Benchmark Medical, Inc., originally anticipated to close at the end of June 2000, is now expected to occur on or about August 31, 2000.



Northstar Health Services, Inc., is a leading provider of physical therapy rehabilitation and contracted long term care services at outpatient rehabilitation clinics and by contract to other healthcare facilities in Pennsylvania and Ohio.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitations, changes in policies regarding reimbursement, increased levels of competition, and the ability to have its Common Stock relisted on a national market or exchange and other risks detailed from time to time in the Company's SEC reports.

Press release June 30, 2000